SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): December 23, 2004


                                   EPLUS INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                  Delaware                000-28926           54-1817218
               --------------          --------------       --------------
     (State or other jurisdiction  (Commission File Number) (IRS Employer
              of incorporation)                             Identification No.)

            13595 Dulles Technology Drive, Herndon, Virginia 20171-3413
               -----------------------------------------------------
          (Address, including zip code, of principal executive office)

                                 (703) 984-8400
                                 --------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[   ]   Written communications pursuant to Rule 425  under  the  Securities  Act
        (17 CFR 230.425)

[   ]   Soliciting  material  pursuant to Rule  14a-12  under  the  Exchange Act
        (17 CFR 240.14a-12)

[   ]   Pre-commencement  communications pursuant  to Rule  14d-2(b)  under  the
        Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement  communications  pursuant to  Rule 13e-4(c)  under  the
        Exchange Act (17 CFR 240.13e-4(c))



















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                                Explanatory Note

This Form 8-K/A amends the Current Report on Form 8-K filed on December 27, 2004, to correctly state that the amount of rent in the first paragraph is paid annually and not monthly.

Item 1.01         Entry Into a Material Definitive Agreement

On December 23, 2004, ePlus inc. ("the Company") entered into an office lease agreement with Norton Building 1, LLC ("the Landlord") pursuant to which the Company will lease 50,322 square feet for use as its principal headquarters. The property is located at 13595 Dulles Technology Drive, Herndon, Virginia. The term of the lease is for five years with one five-year renewal option. The annual rent is $19.50 per square foot for the first year, with a rent escalation of three percent per year for each year thereafter.

Phillip G. Norton is the Trustee of Norton Building 1, LLC and is Chairman of the Board, President, and Chief Executive Officer of the Company.

The foregoing description of the lease is qualified in entirety by reference to the lease, a copy of which is included with the Current Report on Form 8-K as
Exhibit 10.1, and incorporated by reference.

Item 9.01         Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) The following exhibit is included with this Report:

Exhibit 10.1 Deed of Lease by and between ePlus inc. and Norton Building 1, LLC dated as of December 23, 2004.


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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                    EPLUS INC.


Date:  December 29, 2004
                                                    By:  /s/ STEVEN J. MENCARINI
                                                    ----------------------------
                                                             Steven J. Mencarini
                                                         Chief Financial Officer














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